Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com
Record Revenue and Earnings in the Second Quarter at Six Flags
Guest Spending Per Capita Rises Ten Percent in First Half of 2014 While Active Pass Base Grows 9 Percent
GRAND PRAIRIE, Texas — July 21, 2014 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced record financial performance in the second quarter 2014 as revenue grew $13 million or 4 percent to $377 million, fueled by higher guest spending. Adjusted EBITDA1 for the same three-month period was $145 million, a $7 million or 5 percent increase. Revenue for the first six months of the year was flat to prior year while Adjusted EBITDA increased 2 percent.
“We are squarely focused on executing our long-term strategy and remain confident in our ability to deliver yet another record year in 2014,” said Jim Reid-Anderson, Chairman, President and CEO. “The nine percent growth in our Active Pass Base, record-high guest satisfaction ratings, and robust guest spending per capita through the first six months of the year all indicate continued strength in our business. We remain solidly on track to deliver our $500 million Modified EBITDA Target by 2015.”
For the twelve-month period ending June 30, 2014, Adjusted EBITDA was $406 million and Modified EBITDA2 was $445 million. Modified EBITDA margin remained an industry high of 40.1 percent.
In the second quarter, total guest spending per capita grew $4.21 or 11 percent to $43.73, with admissions revenue per capita increasing $2.56 or 11 percent to $25.15 and in-park revenue per capita increasing $1.65 or 10 percent to $18.58. Attendance for the second quarter decreased 8 percent to 8.2 million guests primarily due to the lingering effects of the long, harsh winter that expanded school calendars and slowed early-season attendance, especially among existing members and season pass holders.
In the first six months of 2014, total guest spending per capita grew $4.01 or 10 percent to $43.75, with admissions revenue per capita increasing $2.51 or 11 percent to $25.13 and in-park revenue per capita increasing $1.50 or 9 percent to $18.62.
The Active Pass Base, which includes season pass holders and guests in the company’s membership program, increased 9 percent from June 30, 2013 to June 30, 2014.
Cash earnings per share3 for the twelve-month period ending June 30, 2014 was $2.23.
During the first six months of 2014 the company invested $81 million in new capital, paid dividends of $90 million, or $0.47 per common share per quarter, and repurchased $8 million or 0.2 million shares of its common stock. Net Debt4 as of June 30, 2014 was $1,281 million, which translates to a 3.2 times net leverage ratio.
During the quarter the company announced a new strategic partnership to build multiple Six Flags-branded theme parks in China. “Our ongoing initiative to expand the Six Flags brand internationally is an exciting and important component of our long-term growth strategy,” noted Reid-Anderson. “We look forward to ongoing success in this area and working closely with our new partners in China and the Middle East.”
Conference Call
The company will host a conference call at 8:00 a.m. Central Time today to discuss its second quarter 2014 financial performance. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-855-889-1976 in the United States or +1-937-641-0558 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available through July 28, 2014 by dialing (855) 859-2056 or +1(404) 537-3406, Conference ID 64896107.

About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.1 billion in revenue and 18 parks across the United States, Mexico and Canada. For 53 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.
Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, local conditions, contagious diseases, events, disturbances and terrorist activities, recall of food, toys and other retail products which we sell, risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry, inability to achieve desired improvements and financial performance targets set forth in our aspirational goals, adverse weather conditions such as excess heat or cold, rain and storms, general financial and credit market conditions, economic conditions (including customer spending patterns), changes in public and consumer tastes, construction delays in capital improvements or ride downtime, competition with other theme parks and other entertainment alternatives, dependence on a seasonal workforce, unionization activities and labor disputes, laws and regulations affecting labor and employee benefit costs, including potential increases in state and federally mandated minimum wages, and healthcare reform, pending, threatened or future legal proceedings and the significant expenses associated with litigation, cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.
Footnotes

(1)	See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)	See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(3)
Cash EPS (or Cash Earnings Per Share), which is defined as Free Cash Flow divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(4)	Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

SIX FLAGS ENTERTAINMENT CORPORATION

Statement of Operations Data (1)

	Three Months Ended
(Amounts in thousands, except per share data)	June 30, 2014	June 30, 2013
Theme park admissions	$205,428	$199,666
Theme park food, merchandise and other	151,772	149,669
Sponsorship, licensing and other fees	15,543	10,582
Accommodations revenue	3,808	3,784
Total revenue	376,551	363,701
Operating expenses (excluding depreciation and amortization shown separately below)	126,531	122,312
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	54,420	52,919
Costs of products sold	31,348	31,000
Depreciation	25,511	27,564
Amortization	665	3,599
Stock-based compensation	5,740	7,322
Loss on disposal of assets	781	1,564
Gain on sale of investee	(10,031)	—
Interest expense, net	17,787	18,580
Other (income) expense, net	(64)	426
Income before income taxes	123,863	98,415
Income tax expense	38,551	32,355
Net income	85,312	66,060
Less: Net income attributable to noncontrolling interests	(19,006)	(18,699)
Net income attributable to Six Flags Entertainment Corporation	$66,306	$47,361

Weighted-average common shares outstanding:
Weighted-average number of common shares outstanding — basic	95,224	95,751
Weighted-average number of common shares outstanding — diluted	99,162	100,466

Net income per average common share outstanding:
Net income per average common share outstanding — basic	$0.70	$0.49
Net income per average common share outstanding — diluted	$0.67	$0.47

SIX FLAGS ENTERTAINMENT CORPORATION

Statement of Operations Data (1)

	Six Months Ended
(Amounts in thousands, except per share data)	June 30, 2014	June 30, 2013
Theme park admissions	$240,138	$241,198
Theme park food, merchandise and other	177,739	182,501
Sponsorship, licensing and other fees	23,721	18,475
Accommodations revenue	8,671	9,048
Total revenue	450,269	451,222
Operating expenses (excluding depreciation and amortization shown separately below)	208,159	206,531
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	83,395	85,520
Costs of products sold	37,591	38,925
Depreciation	52,540	59,111
Amortization	1,330	7,198
Stock-based compensation	11,099	14,419
Loss on disposal of assets	2,573	2,634
Gain on sale of investee	(10,031)	—
Interest expense, net	35,816	36,977
Other (income) expense, net	(254)	4
Income (loss) before income taxes	28,051	(97)
Income tax expense (benefit)	3,940	(4,044)
Net income	24,111	3,947
Less: Net income attributable to noncontrolling interests	(19,006)	(19,113)
Net income (loss) attributable to Six Flags Entertainment Corporation	$5,105	$(15,166)

Weighted-average common shares outstanding:
Weighted-average number of common shares outstanding — basic	95,091	98,822
Weighted-average number of common shares outstanding — diluted	99,008	98,822

Net income (loss) per average common share outstanding:
Net income (loss) per average common share outstanding — basic	$0.05	$(0.15)
Net income (loss) per average common share outstanding — diluted	$0.05	$(0.15)

SIX FLAGS ENTERTAINMENT CORPORATION

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the three months ended June 30, 2014 and June 30, 2013:

	Three Months Ended
(Amounts in thousands, except per share data)	June 30, 2014	June 30, 2013
Net income	$85,312	$66,060
Income tax expense	38,551	32,355
Other (income) expense, net	(64)	426
Interest expense, net	17,787	18,580
Loss on disposal of assets	781	1,564
Gain on sale of investee	(10,031)	—
Amortization	665	3,599
Depreciation	25,511	27,564
Stock-based compensation	5,740	7,322
Impact of Fresh Start valuation adjustments (2)	91	147
Modified EBITDA (3)	164,343	157,617
Third party interest in EBITDA of certain operations (4)	(19,006)	(19,269)
Adjusted EBITDA (3)	145,337	138,348
Cash paid for interest, net	(5,909)	(6,748)
Capital expenditures, net of property insurance recoveries in 2014	(39,225)	(35,739)
Cash taxes (5)	(1,908)	(2,611)
Free Cash Flow (6)	$98,295	$93,250

Weighted-average number of common shares outstanding — basic	95,224	95,751

Cash Earnings Per Share	$1.03	$0.97

SIX FLAGS ENTERTAINMENT CORPORATION

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the six months ended June 30, 2014 and June 30, 2013:

	Six Months Ended
(Amounts in thousands, except per share data)	June 30, 2014	June 30, 2013
Net income	$24,111	$3,947
Income tax expense (benefit)	3,940	(4,044)
Other (income) expense, net	(254)	4
Interest expense, net	35,816	36,977
Loss on disposal of assets	2,573	2,634
Gain on sale of investee	(10,031)	—
Amortization	1,330	7,198
Depreciation	52,540	59,111
Stock-based compensation	11,099	14,419
Impact of Fresh Start valuation adjustments (2)	183	292
Modified EBITDA (3)	121,307	120,538
Third party interest in EBITDA of certain operations (4)	(19,006)	(20,295)
Adjusted EBITDA (3)	102,301	100,243
Cash paid for interest, net	(33,004)	(13,247)
Capital expenditures, net of property insurance recoveries in 2014	(81,345)	(72,339)
Cash taxes (5)	(6,338)	(8,019)
Free Cash Flow (6)	$(18,386)	$6,638

Weighted-average number of common shares outstanding — basic	95,091	98,822

Cash (Loss) Earnings Per Share	$(0.19)	$0.07

SIX FLAGS ENTERTAINMENT CORPORATION

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the twelve months ended June 30, 2014 and June 30, 2013:

	Last Twelve Months Ended
(Amounts in thousands, except per share data)	June 30, 2014	June 30, 2013
Net income	$177,037	$431,224
Income from discontinued operations	(549)	(7,325)
Income tax expense (benefit)	55,585	(185,636)
Reorganization items, net	—	939
Other expense, net	796	1,333
Loss on debt extinguishment	789	587
Equity in loss of investee	—	1,652
Interest expense, net	72,984	60,786
Loss on disposal of assets	8,518	8,284
Gain on sale of investee	(10,031)	(67,319)
Amortization	8,525	14,427
Depreciation	107,111	122,517
Stock-based compensation	23,714	45,161
Impact of Fresh Start valuation adjustments (2)	485	797
Modified EBITDA (3)	444,964	427,427
Third party interest in EBITDA of certain operations (4)	(38,794)	(39,648)
Adjusted EBITDA (3)	406,170	387,779
Cash paid for interest, net	(71,106)	(34,259)
Capital expenditures, net of property insurance recoveries in 2014	(110,859)	(106,529)
Cash taxes (5)	(12,087)	(11,027)
Free Cash Flow (6)	$212,118	$235,964

Weighted-average number of common shares outstanding — basic	95,089	102,938

Cash Earnings Per Share	$2.23	$2.29

SIX FLAGS ENTERTAINMENT CORPORATION

Balance Sheet Data (1)

	As of
(Amounts in thousands)	June 30, 2014	December 31, 2013
Cash and cash equivalents (excluding restricted cash)	$117,242	$169,310
Total assets	2,728,839	2,607,814

Deferred income	128,909	60,443
Current portion of long-term debt	6,279	6,269
Long-term debt (excluding current portion)	1,391,772	1,394,334

Redeemable noncontrolling interests	456,551	437,569

Total equity	303,491	373,337

Shares outstanding	95,421	94,857

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)
Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied. Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)
“Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company's performance. The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

"Adjusted EBITDA", a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”) of which the Company purchased the noncontrolling interests from its partners in the Lodge in 2013) plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which was sold in September 2012. The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)
Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned. The Company purchased the noncontrolling interests from its partners in the Lodge in 2013 and sold its interest in dick clark productions, inc. in September 2012.

(5)
Based on our current federal net operating loss carryforwards, we believe we will continue to pay minimal amounts for cash taxes for the next three to four years. Cash taxes paid represents statutory taxes paid, primarily in Mexico.

(6)
Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow deferred financing costs related to the Company's debt due to the nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.